SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2018 (March 6, 2018)

ZZLL INFORMATION TECHNOLOGY, INC.

(FKA GREEN STANDARD TECHNOLOGIES, INC.)

 (Exact name of registrant as specified in its charter)

Nevada	333-134991	20-348653
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Unit 1504, 15/F, Carnival Commercial Building,

18 Java Road, North Point, Hong Kong

Tel: (852) 3705 1571

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [   ]  Yes [X]  No

Item 1.01 - Entry into Material Agreement.

On March 6, 2018 ZZLL Information Technology, Inc. (“ZZLL”) and its wholly owned subsidiary, Syndicore Asia Ltd. (“SAL”), entered into a Share Exchange Agreement (the “Agreement”) with Sleep Aide Holding Co. (“SAH”).  Under the terms of the Agreement, in exchange for 12,000,000 shares of the common stock of ZZLL, SAL will acquire all the outstanding common stock of three wholly owned subsidiaries of SAH: Yugosu Investment Limited, a Hong Kong corporation, Guangzhou Sleepaid Household Supplies Co., Ltd., a China corporation and Guangzhou Yuewin Trading Co. Ltd., a China corporation.

Yugosu Investment Limited (“Yugosu” or the “Company”) is principally engaged in, together with its subsidiaries; the design and distribution of soft bedding products, smart bedding products, smart home accessories, and personal care products in the PRC. It markets its products through conventional retail and franchised stores, currently focusing on its e-commerce selling platforms and the development, sale and use of artificially intelligent products using the Internet of Things (IoT) to provide personalized comfort with an interactive experience. The Company’s iOS and Android apps comprehensive, real-time data collection and analysis, allow its production systems to become dramatically more responsive, and provide invaluable data analytics to the Company.

Item 9.01 - Exhibits.

10.01-Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZZLL INFORMATION TECHNOLOGY, INC.
Dated: March 8, 2018	By:	/s/ Sean Webster
	Name:	Sean Webster
	Title:	President

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